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                                                                  EXHIBIT 23.2

                        [Pannell Kerr Forster Letterhead]


                                    CONSENT OF
                          INDEPENDENT PUBLIC ACCOUNTANT


We consent to the use in the Form S-3 of Interactive Telesis, Inc. and Subsidiaries of our report dated September 19, 2000 relating to the consolidated financial statements of Interactive Telesis, Inc. and Subsidiaries, incorporated by reference, and to the reference to us under the heading "Experts" in such registration statement.

                                              /s/ Pannell Kerr Forster
                                              -------------------------
San Diego, California                         PANNELL KERR FORSTER
September 11, 2001                            Certified Public Accountants
                                              A Professional Corporation